Exhibit 99.2

Exhibit A (Corrected)	OMB Number: 3235-0569 Expires: January 31, 2003

Statement Under Oath of Principal Executive Officer and Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Joan S. Freilich, principal financial officer, state and attest that:

(1)
To the best of my knowledge, based upon a review of the covered reports of Consolidated Edison, Inc., and, except as corrected or supplemented in a subsequent covered report:

•
no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

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no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)
I have reviewed the contents of this statement with the Company's audit committee.

(3)
In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

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the Annual Report on Form 10-K for the year ended December 31, 2001 of Consolidated Edison, Inc.;

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all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Consolidated Edison, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

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any amendments to any of the foregoing.

/s/ JOAN S. FREILICH Joan S. Freilich August 12, 2002	Subscribed and sworn to before me this 12th day of August 2002
/s/ PETER J. BARRETT Peter J. Barrett Notary Public, State of New York No. 02BA4973207 Qualified in Westchester County Commission Expires: October 15, 2002